UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 8, 2010

APOLLO GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-31593	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5655 South Yosemite Street, Suite 200 Greenwood Village, Colorado	80111-3220
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (720) 886-9656

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 9, 2009, Apollo Gold Corporation (the “Company”) entered into a replacement letter of intent (the “New LOI”) with Elkhorn Goldfields LLC (“Elkhorn”), Calais Resources, Inc. and Calais Resources Colorado, Inc. (together with Calais Resources, Inc., “Calais”) pursuant to which Elkhorn agreed, subject to the terms and conditions contained in the New LOI, to purchase all the outstanding capital stock in Montana Tunnels Mining, Inc. (“Montana Tunnels”), an indirect wholly owned subsidiary of the Company, which includes the 50% interest held by Montana Tunnels in the joint venture agreement with Elkhorn Tunnels, LLC (an affiliate of Elkhorn), the Diamond Hill mine and mill and any and all ancillary assets related thereto.  The New LOI provided a deadline of December 30, 2009 for satisfaction of the conditions contained in the New LOI, which deadline was extended by written agreement among the parties to January 8, 2010.  On January 8, 2010, the Company, Elkhorn and Calais entered into an agreement to extend this deadline from January 8, 2010 to January 15, 2010 (the “Second Extension Letter”).

The foregoing description is qualified in its entirety by reference to the Second Extension Letter attached to this Current Report on Form 8-K as Exhibit 10.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (d)     Exhibits

10.1	Letter Agreement dated January 8, 2010 among Apollo Gold Corporation, Elkhorn Goldfields LLC, Calais Resources, Inc. and Calais Resources Colorado, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 8, 2010

APOLLO GOLD CORPORATION

By:	/s/ Melvyn Williams
Melvyn Williams Chief Financial Officer and Senior Vice President – Finance and Corporate Development